UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-28774 (Commission file number)	68-0070656 (I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300 Sausalito, California 94965 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:    (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements.

On October 24, 2005, the Audit Committee of the Willis Lease Finance Corporation Board of Directors determined that the Company should restate its previously issued consolidated financial statements for each of the years in the three-year period ended December 31, 2004 and the condensed consolidated interim financial statements for the three-month periods ended March 31, 2005 and 2004 and the three- and six-month periods ended June 30, 2005 and 2004.  The Audit Committee concluded that such previously issued financial statements should no longer be relied upon.

The Audit Committee concluded that the Company should restate to correct an error in accounting.  The correction relates to interest rate derivative contracts the Company holds to mitigate its exposure to changes in interest rates which it had accounted for as cash flow hedges. The contemporary documentation related to these interest rate derivative contracts was insufficient to meet the documentation  requirements of SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” (as amended) (FAS 133). The Audit Committee determined that the Company could not apply cash flow hedge accounting to the derivative transactions.  Accordingly the Audit Committee decided that the Company will restate its consolidated financial statements to report the changes in fair value of the derivative instruments in total finance costs in the consolidated statements of income. In its prior SEC filings, the Company had recorded the changes in the fair value of the derivative instruments (net of tax) in accumulated other comprehensive gain/(loss) on the consolidated balance sheets and in the consolidated statements of shareholders’ equity and comprehensive income.

The restatement to correct hedge accounting will result in an increase in net income of $1.6, $0.9 and $0.2 million in the years ended December 31, 2004, 2003 and 2002, respectively.  For the quarter ended March 31 the effect of the restatement is to increase net income approximately $1.0 million.  For the quarter ended June 30, 2005 the effect of the restatement is to decrease net income approximately $0.6 million.  The restatement does not impact the Company’s previously reported total assets, total liabilities, shareholders’ equity or total cash flows.  The economics of the interest rate derivative contracts are not affected.

As a result of these changes the following will be restated:

•                  the consolidated balance sheets as of December 31, 2004 and 2003

•                  the consolidated income statements for each of the years in the three-year period ended December 31, 2004

•                  the consolidated statements of shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2004

•                  the consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2004

•                  all the above-named financial statements for the three-month periods ended March 31, 2005 and 2004 and

•                  all the above-named financial statements the three- and six-month periods ended June 30, 2005 and 2004.

The Company will file an amended Annual Report on Form 10-K for the year ended December 31, 2004 and amended Quarterly Reports on Form 10-Q for the quarters ended

March 31, 2005 and June 30, 2005 with the SEC which will include the restated financial statements including related disclosures as soon as practicable.

In addition, the Company intends to document all interest rate derivative contracts currently in place in accordance with the requirements of FAS 133 to achieve cash flow hedge accounting prospectively from the date the documentation is satisfactorily revised. The Company also intends to document hedge transactions entered into in the future to achieve hedge accounting.

The Company’s Audit Committee discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 27, 2005

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Monica J. Burke
Monica J. Burke
Executive Vice President and Chief Financial Officer